EXHIBIT 10.12


                              CONSULTING AGREEMENT


1. The Consulting Agreement is made on July 15, 2004 between MEDIVISOR, INC. (hereinafter also referred to as the "Company"), and the Vincent Butta, (an independent consultant.

     It is expressly agreed and understood that Vincent Butta, referred to as the Consultant, is not an employee of the Company and, as such, is supplying the Company with its Internal Revenue Service Identification number, which is 050720984. Notification is hereby given that a Form 1099 will be supplied to the IRS indicating all remunerations given to the Consultant Vincent Butta for services rendered and a copy of the 1099 form will be submitted to Vincent Butta.

2.   SERVICES:

     The Consultant shall perform such services as agreed upon by the parties and as outlined in this Agreement and in the Appendix attached to this agreement.

3. The Consultant agrees that it will not enter into any agreement with any firm, directly related to the field of medical, health, unless written permission is given by the Company.

4. The Consultant agrees that it will not divulge to anyone, directly or indirectly, any information that the Company considers proprietary and will seek written permission if such discussions are to take place.

5. The compensation and duties are addressed in the Appendix, marked "Appendix A," and is made part of this Agreement.


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6.   The Company  agrees that during the engagement of 180 days Vincent Butta as its Consultant, shall be the exclusive Consultant for the Company. Vincent Butta will make all of its reports to the CEO and Chairman of the Board of Directors of the Company.

7.   COMPETITION:

     The Consultant represents to the Company that the Consultant does not have any agreement to provide consulting services to any other party, firm, or company in the same field of endeavor that may be considered competitive to the Company on matters relating to the scope of this consultancy, and will not enter into any such agreement during the term of this Agreement, unless it receives written permission from the Company.


8.   CONFIDENTIALITY:

     Either party may disclose to the other party any information that the disclosing party would normally freely disclose to the other members of the community at large, whether by publication, by presentation at seminars, or in informal discussions.

     The parties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other ("Confidential Information.") Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of two (2) years from receipt thereof, the length of this Agreement. the recipient may acquire information that pertains to the discloser's processes, equipment, programs, developments, or plans that is both (a) disclosed or made known by the disclosure to the recipient, and, (b) identified in writing as "proprietary" by the disclosure. The recipient agrees not to disclose any



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     Confidential  Information  to  third  parties  or to use  any  Confidential
     Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of the Company.

     Confidential Information does not include information that is or later becomes available to the public through no breach of this Agreement by the recipient; is obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; is already in the possession of the recipient on the date this Agreement becomes effective; is independently developed by the recipient; or is required to be disclosed by law, government, regulation, or court order. In addition, Confidential Information does not include information generated by the Consultant unless the information is generated as a direct result of the performance of consulting services under this Agreement and is not generated in the course of the Consultant's activities.


9.   TERM AND TERMINATION:

     This Agreement shall be for a term of two 180 days, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant. At termination of the Agreement, it shall not affect: (a) the Company's obligation to pay for services previously performed by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement..

10.  MISCELLANEOUS:

     The relationship created by this Agreement shall be that of the independent contractor. The Consultant shall have no authority to bind the Company to any agreement other than the consultant making written recommendations regarding acquisitions or other matters that the Company may request as to the Consultant's opinion.


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           Medivisor, Inc.                        Vincent Butta
           326 Walt Whitman Road                  1 Harbor Drive
           Huntington Station, NY  11746          Port Washington
           Tel:  886-373-6525                     Tel 917 767 5328


11. This Agreement replaces all previous discussions relating to the subject matter hereof and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement. Any changes must be made by written documents signed by the CEO and Chairman of the Company and by the Consultant. It is agreed between the parties that the signed Appendix (Appendix A) is part of this Agreement.

12. In the event that a disagreement develops that the parties cannot arbitrate between themselves, then the matter shall be referred to binding arbitration by an arbitrator appointed by the American Arbitration Association. His/her decision will be binding, with no right of appeal. It is agreed that the parties will share equally the cost of said arbitration.

13. The signatures below indicate that the individuals are authorized to enter into this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated.



/s/ VINCENT BUTTA                              /s/ DINO LUZZI
____________________________________           _________________________________
Vincent Butta                                  Dino Luzzi, Chairman and CEO, for
                                               Medivisor, Inc.


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                                   APPENDIX A
                    (Made part of the Consulting Agreement)


The parties have agreed to the following:

A. Medivisor agrees to pay to Vincent Butta a consulting fee of $10,000 per month for a period six months. The first payment having been received on or about July 15, 2004. These monthly payments will continue to January 15, 2005, the expiration date of this Agreement, unless extended by both parties. As an additional incentive to join the Company as the Consultants, the Company has agreed to sell 10,000 shares of Medivisor restricted stock to the Vincent Butta at par value of $.001 per share.

B. The shares, as noted above, the shares are being issued at par value of $.001 per share for a total of $10.00, and for other valuable considerations. This payment is being paid by Vincent Butta upon signing of this Agreement by check number _____.

C. Medivisor is presently in the process of selling a private placement together with an SEC filing to become a public company.

D. The parties have entered into this Agreement in good faith and have agreed that in the event of any disagreement regarding this Agreement that the parties cannot resolve between themselves, that part and only that part of this disagreement shall be referred to the American Arbitration
     Association. The appointed arbitrator's decision will be binding with no other recourse by either party, and without prejudice. The cost covering the arbitration shall be born equally by both parties.

E. The signatures, as indicated below, indicate that the individuals are authorized to enter this Agreement.




/s/ VINCENT BUTTA                             /s/ DINO LUZZI
____________________________________          _________________________________
Vincent Butta                                 Approved by Medivisor
Authorized Signature                          Dino Luzzi, CEO
                                              Chairman of the Board of Directors